EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-229910, 333-223466, 333-216508, 333-209899, 333-206984, 333-236664, 333-253725, 333-263182) of REGENXBIO Inc. of our report dated February 28, 2023 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Washington, D.C.
February 28, 2023